Exhibit 10.3

TENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of October 21, 2020

Between:

PENNYMAC LOAN SERVICES, LLC, as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend the Master Repurchase Agreement dated August 19, 2016 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated May 23, 2017, the Second Amendment to Master Repurchase Agreement dated September 27, 2017, the Third Amendment to Master Repurchase Agreement dated October 13, 2017, the Fourth Amendment to Master Repurchase Agreement dated October 13, 2017, the Fifth Amendment to Master Repurchase Agreement dated October 12, 2018 and the Sixth Amendment to Master Repurchase Agreement dated July 23, 2019, the Seventh Amendment to Master Repurchase Agreement dated October 11, 2019, Omnibus Letter Agreement dated April 30, 2020, the Eighth Amendment to Master Repurchase Agreement dated August 24, 2020, and the Ninth Amendment to the Master Repurchase Agreement dated October 9, 2020 (the “Amended MRA”) and as amended hereby and as further supplemented, amended or restated from time to time (the “MRA”)), to increase the Uncommitted Facility Amount, and they hereby amend the Amended MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there.

3.         Facilities; Initiation; Confirmations; Termination

A.        The unnumbered grammatical paragraph added by the First Amendment to MRA immediately after the caption of Section 3 of the Amended MRA and before its Section 3(a) is amended to read as follows:

Subject to the terms and conditions set forth in this Agreement and the Side Letter, Buyer (i) agrees and is committed to enter into Transactions from time to time with respect to Eligible Mortgage Loans having a maximum aggregate Purchase Price outstanding at any one time of Fifty Million Dollars ($50,000,000) (such maximum amount, the “Committed Facility Amount”), from May 23, 2017 (the effective date of the First Amendment to MRA) until the Termination Date (such facility, the “Committed Facility”), and (ii) agrees to consider engaging, on an uncommitted and wholly discretionary basis, in additional Transactions from time to time from July 23, 2019 until the Termination Date and (only) when the Committed Facility Amount is fully funded and outstanding, of up to a maximum aggregate Purchase Price outstanding at any one time of One Billion Two Hundred Million Dollars ($1,200,000,000) more than the Committed Facility Amount (the “Uncommitted Facility Amount”.  The One Billion Two Hundred Fifty Million

Dollar ($1,250,000,000) sum of the Committed Facility Amount and the Uncommitted Facility Amount is the “Facility Amount”.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lindsay R. Schelstrate
Lindsay R. Schelstrate
Authorized Officer

PENNYMAC LOAN SERVICES, LLC

By:	/s/ Pamela Marsh
Pamela Marsh
Senior Managing Director and Treasurer

Counterpart signature page to Tenth Amendment to Master Repurchase Agreement